News Release

Tutor Perini Reports First Quarter 2020 Results

•	Revenue of $1.3 billion, up 30% Y/Y, driven by the ramp-up of large infrastructure projects
•	Strongest first-quarter revenue growth in the past 8 years
•	Diluted earnings per share (EPS) of $0.34, the highest first-quarter EPS in the past 10 years
•	Backlog remains healthy at $10.6 billion, with several large civil projects bidding later this year
•	Affirming 2020 EPS guidance of $1.80 to $2.10

LOS ANGELES – (BUSINESS WIRE) – May 6, 2020 – Tutor Perini Corporation (the “Company”) (NYSE: TPC), a leading civil, building and specialty construction company, reported results today for the three months ended March 31, 2020. Revenue was $1.3 billion, an increase of 30% compared to $1.0 billion for the same period last year. The increase was driven by strong year-over-year growth across all segments, particularly 46% and 47% growth for the Civil and Specialty Contractors segments, respectively, as a result of large infrastructure projects that are accelerating, including Newark Airport Terminal One, the Purple Line Extension projects in Los Angeles, California High-Speed Rail and Minneapolis Southwest Light Rail.

Income from construction operations for the first quarter of 2020 was $47.2 million, more than double the $22.9 million reported for the same period in 2019. The increase was primarily due to contributions associated with the strong revenue growth across all segments, as well as improved performance on various projects in New York in the Specialty Contractors segment. Net income attributable to the Company for the first quarter of 2020 was $17.4 million, or $0.34 per diluted share, compared to a net loss attributable to the Company of $0.4 million, or a $0.01 loss per diluted share, for the same period last year.

First quarter 2020 backlog remained healthy at $10.6 billion compared to the record backlog of $11.6 billion reported for the same quarter last year. The prior year’s record backlog was driven by the timing of $3.2 billion of new awards and contract adjustments booked during that period, demonstrating the variability that can occur in our backlog due to timing of large project awards. For the first quarter of 2020, new awards and adjustments to contracts in process totaled $0.6 billion, with the most significant new awards being three military projects in North Carolina and Florida collectively totaling $133 million and a $64 million mining project in Alabama. The Company is preparing to bid on several large civil projects this year and anticipates that backlog will continue to support strong revenue growth.

The Company used $34.0 million of operating cash in the first quarter of 2020, a significant improvement compared to the use of $124.8 million for the same quarter of last year and better than expectations. Cash generation for the current quarter was impacted by the timing of collections and the timing of payments to suppliers and subcontractors, but also affected by the seasonality of the Company’s operations. Barring any significant impact from the COVID-19 pandemic, the Company continues to anticipate that substantial cash collections pertaining to expected dispute resolutions in 2020, combined with significant project cash flows from large projects that are ramping up, will contribute to strong operating cash flow for the rest of this year.

Outlook and Guidance

“We are off to a solid start in 2020, delivering the strong revenue and earnings growth we have anticipated as the large projects awarded to us over the past couple of years accelerate and contribute more significantly,” remarked Ronald Tutor, Chairman and Chief Executive Officer. Tutor continued, “We expect continued revenue and earnings growth this year, driven by our large backlog and improved operating performance in the Specialty Contractors group. As mentioned last quarter, we are pursuing various new high-margin project opportunities and expect to make significant progress this year and next year in resolving and collecting our unbilled receivables.”

The COVID-19 pandemic did not significantly impact the Company’s financial results for the first quarter of 2020. The vast majority of the Company’s projects, especially in its Civil segment, have been designated as essential business, which allows the Company to continue its work on those projects. However, due to the fluidity of the COVID-19 pandemic, the Company is unable at this time to accurately predict the pandemic’s future impact on the Company’s business, financial condition or performance. Notwithstanding this uncertainty, since the majority of the Company’s projects have, as mentioned above, thus far been deemed essential and been largely unaffected by the pandemic, the Company does not currently foresee any adverse material impact from the pandemic on its financial results for this year.

Accordingly, based on the Company’s results to date in 2020 and its current outlook for the remainder of the year, the Company is affirming its EPS guidance and still expects EPS to be in the range of $1.80 to $2.10. As in previous years, earnings in 2020 are expected to be weighted more heavily in the second half of the year due to the anticipated continuation of large project ramp-up activities, as well as typical business seasonality.

First Quarter 2020 Conference Call

The Company will host a conference call at 2:00 PM Pacific Time on Wednesday, May 6, 2020, to discuss the first quarter 2020 results. To participate in the conference call, please dial 877-407-8293 five to ten minutes prior to the scheduled time. International callers should dial +1-201-689-8349.

The conference call will be webcast live over the Internet and can be accessed by all interested parties on Tutor Perini's website at www.tutorperini.com. For those unable to participate during the live call, the webcast will be available for replay shortly after the call on the website.

About Tutor Perini Corporation

Tutor Perini Corporation is a leading civil, building and specialty construction company offering diversified general contracting and design-build services to private clients and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large, complex projects on time and within budget, while adhering to strict quality control measures. We offer general contracting, pre-construction planning and comprehensive project management services, including planning and scheduling of manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including site work, concrete forming and placement, steel erection, electrical, mechanical, plumbing and heating, ventilation and air conditioning (HVAC). We are known for our major complex building project commitments, as well as our capacity to perform large and complex transportation and heavy civil construction for government agencies and private clients throughout the world.

Forward-Looking Statements

The statements contained in this release, including those set forth in the section “Outlook and Guidance,” that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future and statements regarding future guidance or estimates and non-historical performance. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. While the Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them, there can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the impact of the COVID-19 pandemic and related events that are beyond our control, including possible effects on our business and operations, customers and suppliers, and employees, contractors and subcontractors, which could affect adversely our projects and the geographic regions in which we conduct business; a significant slowdown or decline in economic conditions; revisions of estimates of contract risks, revenue or costs, the timing of new awards or the pace of project execution, which may result in losses or lower than anticipated profit; unfavorable outcomes of existing or future litigation or dispute resolution proceedings against clients (project owners, developers, general contractors, etc.), subcontractors or suppliers, as well as failure to promptly recover significant working capital invested in projects subject to such matters; the requirement to perform extra, or change order, work resulting in disputes or claims or adversely affecting our working capital, profits and cash flows; risks and other uncertainties associated with assumptions and estimates used to prepare financial statements; inability to retain key members of our management, to hire and retain personnel required to complete projects or implement succession plans for key officers; failure to meet contractual schedule requirements, which could result in higher costs and reduced profits or, in some cases, exposure to financial liability for liquidated damages and/or damages to customers; failure to meet our obligations under our debt agreements; decreases in the level of government spending for infrastructure and other public projects; downgrades in our credit ratings; failure of our joint venture partners to perform their venture obligations, which could impose additional financial and performance obligations on us, resulting in reduced profits or losses; client cancellations of, or reductions in scope under, contracts reported in our backlog; increased competition and failure to secure new contracts; impairment of our goodwill or other indefinite-lived intangible assets; the impact of inclement weather conditions on projects; possible systems and information technology interruptions, including due to cyberattack, systems failures or other similar events; failure to comply with laws and regulations related to government contracts; the potential dilutive impact of our Convertible Notes in our EPS calculation; economic, political and other risks, including civil unrest, security issues, labor conditions, corruption and other unforeseeable events in countries where we do business, resulting in unanticipated losses; uncertainty from the expected discontinuance of the London Interbank Offered Rate and transition to any other interest rate benchmark; conversion of our outstanding Convertible Notes that could dilute ownership interests of existing stockholders and could adversely affect the market price of our common stock; and other risks and uncertainties discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 filed on February 26, 2020 and in other reports that we file with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Tutor Perini Corporation
Jorge Casado, 818-362-8391
Vice President, Investor Relations & Corporate Communications

www.tutorperini.com

Tutor Perini Corporation
Condensed Consolidated Statements of Operations
Unaudited

	Three Months Ended
	March 31,
(in thousands, except per common share amounts)	2020	2019
REVENUE	$1,250,729	$958,487
COST OF OPERATIONS	(1,139,649)	(870,017)
GROSS PROFIT	111,080	88,470
General and administrative expenses	(63,853)	(65,557)
INCOME FROM CONSTRUCTION OPERATIONS	47,227	22,913
Other income, net	481	422
Interest expense	(16,436)	(16,425)
INCOME BEFORE INCOME TAXES	31,272	6,910
Income tax expense	(5,134)	(2,188)
NET INCOME	26,138	4,722
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	8,767	5,078
NET INCOME (LOSS) ATTRIBUTABLE TO TUTOR PERINI CORPORATION	$17,371	$(356)
BASIC EARNINGS (LOSS) PER COMMON SHARE	$0.35	$(0.01)
DILUTED EARNINGS (LOSS) PER COMMON SHARE	$0.34	$(0.01)
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
BASIC	50,338	50,098
DILUTED	50,836	50,098

Tutor Perini Corporation
Segment Information
Unaudited

	Reportable Segments
			Specialty				Consolidated
(in thousands)	Civil	Building	Contractors	Total	Corporate		Total
Three Months Ended March 31, 2020
Total revenue	$580,087	$505,082	$282,452	$1,367,621	$—		$1,367,621
Elimination of intersegment revenue	(93,458)	(23,318)	(116)	(116,892)	—		(116,892)
Revenue from external customers	$486,629	$481,764	$282,336	$1,250,729	$—		$1,250,729
Income (loss) from construction operations	$46,121	$3,516	$8,279	$57,916	$(10,689)	(a)	$47,227
Capital expenditures	$11,192	$12	$473	$11,677	$16		$11,693
Depreciation and amortization(b)	$18,616	$427	$993	$20,036	$2,775		$22,811

Three Months Ended March 31, 2019
Total revenue	$383,622	$436,243	$191,527	$1,011,392	$—		$1,011,392
Elimination of intersegment revenue	(50,128)	(2,777)	—	(52,905)	—		(52,905)
Revenue from external customers	$333,494	$433,466	$191,527	$958,487	$—		$958,487
Income (loss) from construction operations	$41,745	$3,133	$(7,488)	$37,390	$(14,477)	(a)	$22,913
Capital expenditures	$14,012	$55	$123	$14,190	$222		$14,412
Depreciation and amortization(b)	$9,370	$503	$1,064	$10,937	$2,780		$13,717
(a)	Consists primarily of corporate general and administrative expenses.
(b)	Depreciation and amortization is included in income (loss) from construction operations.

Tutor Perini Corporation
Condensed Consolidated Balance Sheets
Unaudited

	As of March 31,	As of December 31,
(in thousands, except share and per share amounts)	2020	2019

ASSETS
CURRENT ASSETS:
Cash and cash equivalents ($86,126 and $103,850 related to variable interest entities ("VIEs"))	$198,122	$193,685
Restricted cash	5,956	8,416
Restricted investments	75,409	70,974
Accounts receivable ($80,794 and $91,090 related to VIEs)	1,501,557	1,354,519
Retainage receivable ($86,033 and $89,132 related to VIEs)	573,151	562,375
Costs and estimated earnings in excess of billings ($30,739 and $22,764 related to VIEs)	1,155,202	1,123,544
Other current assets ($55,458 and $58,128 related to VIEs)	211,501	197,473
Total current assets	3,720,898	3,510,986
PROPERTY AND EQUIPMENT ("P&E"), net of accumulated depreciation of $401,805 and $388,147 (net P&E of $41,474 and $49,919 related to VIEs)	502,611	509,685
GOODWILL	205,143	205,143
INTANGIBLE ASSETS, NET	149,458	155,270
OTHER ASSETS	108,296	104,693
TOTAL ASSETS	$4,686,406	$4,485,777

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$184,954	$124,054
Accounts payable ($78,304 and $93,848 related to VIEs)	744,222	682,699
Retainage payable ($16,333 and $13,967 related to VIEs)	272,533	252,181
Billings in excess of costs and estimated earnings ($421,236 and $422,847 related to VIEs)	891,164	844,389
Accrued expenses and other current liabilities ($16,008 and $25,402 related to VIEs)	197,582	206,533
Total current liabilities	2,290,455	2,109,856
LONG-TERM DEBT, less current maturities, net of unamortized discount and debt issuance costs totaling $20,259 and $23,343	717,379	710,422
DEFERRED INCOME TAXES	37,580	35,686
OTHER LONG-TERM LIABILITIES	198,064	199,288
TOTAL LIABILITIES	3,243,478	3,055,252
COMMITMENTS AND CONTINGENCIES
EQUITY
Stockholders' equity:
Preferred stock - authorized 1,000,000 shares ($1 par value), none issued	—	—
Common stock - authorized 75,000,000 shares ($1 par value), issued and outstanding 50,541,480 and 50,278,816 shares	50,577	50,279
Additional paid-in capital	1,120,487	1,117,972
Retained earnings	331,362	313,991
Accumulated other comprehensive loss	(43,128)	(42,100)
Total stockholders' equity	1,459,298	1,440,142
Noncontrolling interests	(16,370)	(9,617)
TOTAL EQUITY	1,442,928	1,430,525
TOTAL LIABILITIES AND EQUITY	$4,686,406	$4,485,777

Tutor Perini Corporation
Condensed Consolidated Statements of Cash Flows
Unaudited

	Three Months Ended March 31,
(in thousands)	2020	2019
Cash Flows from Operating Activities:
Net income	$26,138	$4,722
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	16,999	12,831
Amortization of intangible assets	5,812	886
Share-based compensation expense	4,244	5,506
Change in debt discount and deferred debt issuance costs	3,486	3,174
Deferred income taxes	2,474	142
Gain on sale of property and equipment	(461)	(107)
Changes in other components of working capital	(90,884)	(154,192)
Other long-term liabilities	1,061	2,177
Other, net	(2,876)	76
NET CASH USED IN OPERATING ACTIVITIES	(34,007)	(124,785)

Cash Flows from Investing Activities:
Acquisition of property and equipment	(11,693)	(14,412)
Proceeds from sale of property and equipment	583	201
Investment in securities	(9,696)	(8,357)
Proceeds from maturities and sales of investments in securities	6,211	3,324
NET CASH USED IN INVESTING ACTIVITIES	(14,595)	(19,244)

Cash Flows from Financing Activities:
Proceeds from debt	348,688	394,000
Repayment of debt	(283,915)	(259,691)
Cash payments related to share-based compensation	(694)	(2,364)
Distributions paid to noncontrolling interests	(13,500)	(4,000)
Contributions from noncontrolling interests	—	2,798
NET CASH PROVIDED BY FINANCING ACTIVITIES	50,579	130,743

Net increase (decrease) in cash, cash equivalents and restricted cash	1,977	(13,286)
Cash, cash equivalents and restricted cash at beginning of period	202,101	119,863
Cash, cash equivalents and restricted cash at end of period	$204,078	$106,577

Tutor Perini Corporation
Backlog Information
Unaudited

			Revenue
		New Awards in the	Recognized in the
	Backlog at	Three Months Ended	Three Months Ended	Backlog at
(in millions)	December 31, 2019	March 31, 2020(a)	March 31, 2020	March 31, 2020
Civil	$6,037.2	$178.5	$(486.6)	$5,729.1
Building	2,790.3	183.0	(481.8)	2,491.5
Specialty Contractors	2,393.6	225.7	(282.3)	2,337.0
Total	$11,221.1	$587.2	$(1,250.7)	$10,557.6
(a) New awards consist of the original contract price of projects added to our backlog plus or minus subsequent changes to the estimated total contract price of existing contracts.